                                                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated February 8, 1995, except for Note 7, as to which the date is April 26, 1995, with respect to the financial statements of Viagene, Inc. included in the Annual Report (Form 10-K/A) of Viagene, Inc. for the year ended December 31, 1994, in the Registration Statements (File Numbers 33-20181, 33-35182, 2-90595, 33-44477,
33-65024, 33-23899, 33-58305, 33-45822, and 33-63297 on Form S-8 and File
Number 33-43574 on Form S-3) pertaining to the Chiron 1991 Stock Option PLan, the Chiron Corporation 1988 Employee Stock Purchase Plan, the Intra Optics, Inc. 1986 Incentive Stock Option Plan, as amended; the Chiron Corporation 1982 Stock Option Plan, the Amended and Restated 1993 Incentive Stock Option Plan and 1989 Stock Option Plan of Viagene, Inc. and the shares issuable to certain warrant holders of Chiron.


                                       ERNST & YOUNG LLP

San Diego, California
November 10, 1995